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                                                                   EXHIBIT 23.2

                             ACCOUNTANTS' CONSENT

The Shareholders and Board of Directors
Outdoor Communications, Inc.

We consent to the use of our reports related to OCI Holdings Corp. and Subsidiaries included herein, and to the references to our firm under the headings "Selected Historical Consolidated Financial and Other Information" and "Experts" in this Registration Statement (No. 333-28489) and related Prospectus.

                                          KPMG Peat Marwick LLP
East Lansing, Michigan

August 6, 1997